EXHIBIT 10.50

FIRST AMENDMENT TO
THE PHOENIX COMPANIES, INC.
DIRECTORS EQUITY DEFERRAL PLAN
As Amended and Restated Effective January 1, 2009

The Phoenix Companies, Inc. Directors Equity Deferral Plan (the "Plan"), as amended and restated effective January 1, 2009, is amended effective June 26, 2015 as follows:

1.	Section 2.02 is amended in its entirety to read as follows:

2.02
“Beneficiary” means the person(s) or entity, including one or more trusts, last designated by a Director on a form or electronic media and accepted by the Committee or its duly authorized representative as a beneficiary, co-beneficiary, or contingent beneficiary to receive benefits payable under the Plan in the event of the death of the Director. In the absence of any such designation, the Beneficiary shall be (i) the Director’s surviving spouse, (ii) if there is no surviving spouse, the Director’s children (including stepchildren and adopted children) per stirpes, or (iii) if there is no surviving spouse and/or children per stirpes, the Director’s estate.